Exhibit 4.8

CROSSROADS SYSTEMS, INC.
AND
____________, AS UNIT AGENT

FORM OF UNIT AGREEMENT

DATED AS OF                       , 20__

CROSSROADS SYSTEMS, INC.
FORM OF UNIT AGREEMENT

THIS UNIT AGREEMENT (this “Agreement”), dated as of                                      , 20__, between  Crossroads Systems, Inc., a Delaware corporation (the “Company”), and __________, a [corporation] [national banking association] organized and existing under the laws of __________ and having a corporate trust office in __________, as unit agent (the “Unit Agent”).

WHEREAS, the Company proposes to sell unit certificates evidencing one or more units (the “Units” or, individually, a “Unit”) each Unit consisting of _______ [Title of Unit Securities] and ________ [Title of Unit Securities] (the “Unit Securities”), such unit certificates and other unit certificates issued pursuant to this Agreement being herein called the “Unit Certificates”; and

WHEREAS, the Company desires the Unit Agent to act on behalf of the Company, and the Unit Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Unit Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Unit Certificates and the terms and conditions on which they may be issued, registered, transferred, exchanged, exercised and replaced.

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE 1
ISSUANCE OF UNITS AND EXECUTION AND
DELIVERY OF UNIT CERTIFICATES

1.1           Issuance of Units.  Upon issuance, each Unit Certificate shall evidence one or more Units.  Each Unit evidenced thereby shall consist of the Unit Securities. [If the Unit Securities include warrants - The terms of the Warrants are governed by a Warrant Agreement, dated as of                        , 20__, between the Company and [Warrant Agent], as Warrant Agent (the “Warrant Agreement”), and are subject to the terms and provisions contained therein.]  The Unit Securities will not be separately transferable until the Separation Date as defined in Section 2.1.

1.2           Execution and Delivery of Unit Certificates.  Each Unit Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated the date of its countersignature by the Unit Agent and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Units may be listed, or to conform to usage.  The Unit Certificates shall be signed on behalf of the Company by any of its present or future chief executive officers, presidents, senior vice presidents, vice presidents, chief financial officers, chief legal officers, treasurers, assistant treasurers, controllers, assistant controllers, secretaries or assistant secretaries.  Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Unit Certificates.  The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Unit Certificates.

No Unit Certificate shall be valid for any purpose until such Unit Certificate has been countersigned by the manual signature of the Unit Agent.  Such signature by the Unit Agent upon any Unit Certificate executed by the Company shall be conclusive evidence that the Unit Certificate so countersigned has been duly issued hereunder.

In case any officer of the Company who shall have signed any of the Unit Certificates either manually or by facsimile signature shall cease to be such officer before the Unit Certificates so signed shall have been countersigned and delivered by the Unit Agent, such Unit Certificates may be countersigned and delivered notwithstanding that the person who signed such Unit Certificates ceased to be such officer of the Company; and any Unit Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Unit Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

The term “holder” or “holder of a Unit Certificate” as used herein shall mean any person in whose name at the time any Unit Certificate shall be registered upon the books to be maintained by the Unit Agent for that purpose.

1.3           Issuance of Unit Certificates.  Unit Certificates evidencing Units may be executed by the Company and delivered to the Unit Agent upon the execution of this Unit Agreement or from time to time thereafter.  The Unit Agent shall, upon receipt of Unit Certificates duly executed on behalf of the Company, countersign such Unit Certificates and shall deliver such Unit Certificates to or upon the order of the Company.

1.4           Unit Certificate Legend.  Each Unit Security issued prior to the Separation Date shall bear a legend in substantially the following form:

“THE [TITLE OF UNIT SECURITIES] EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE “UNITS”), EACH OF WHICH CONSIST OF ________ [TITLE OF UNIT SECURITIES] AND ________ [TITLE OF UNIT SECURITIES].

“PRIOR TO THE EARLIEST OF (I) [●] DAYS AFTER THE CLOSING OF THE COMPANY’S OFFERING OF THE UNITS AND (II) SUCH DATE AS [NAME OF UNDERWRITER IN OFFERING] IN ITS SOLE DISCRETION SHALL DETERMINE, THE [TITLE OF UNIT SECURITIES] EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, [TITLE OF UNIT SECURITIES].”

ARTICLE 2
SEPARATION OF UNIT SECURITIES AND OTHER MATTERS

2.1           Separation of the Unit Securities.  The Unit Securities will not be separately transferable until the Separation Date.  “Separation Date” means the earliest of  (i) [●] days after the closing of the Company’s offering of Units and (ii) such date as [Name of Underwriter in offering] in its sole discretion shall determine.

2.2           Lost, Stolen, Mutilated or Destroyed Unit Certificates.  Upon receipt by the Unit Agent of an affidavit and/or other evidence reasonably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Unit Certificate and indemnity and/or surety bond reasonably satisfactory to the Unit Agent and the Company and, in the case of mutilation, upon surrender of the mutilated Unit Certificate to the Unit Agent for cancellation, then, in the absence of notice to the Company or the Unit Agent that such Unit Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Unit Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Unit Certificate, a new Unit Certificate of the same tenor and evidencing Units for a like number of Unit Securities.  Upon the issuance of any new Unit Certificate under this Section 2.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Unit Agent) in connection therewith.  Every substitute Unit Certificate executed and delivered pursuant to this Section 2.2 in lieu of any lost, stolen or destroyed Unit Certificate shall represent an additional contractual obligation of the Company, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Unit Certificates duly executed and delivered hereunder.  To the maximum extent permitted by applicable law, the lost, stolen or destroyed Unit Certificate shall not be at any time enforceable by anyone.  The provisions of this Section 2.2 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Unit Certificates.

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ARTICLE 3
EXCHANGE AND TRANSFER OF UNIT CERTIFICATES

3.1           Exchange and Transfer of Unit Certificates.  Upon surrender at the corporate trust office of the Unit Agent, Unit Certificates evidencing Units may be exchanged for Unit Certificates in other denominations evidencing such Units or the transfer thereof may be registered in whole or in part; provided that such other Unit Certificates evidence Units for the same aggregate number of Unit Securities as the Unit Certificates so surrendered.  The Unit Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Unit Certificates and exchanges and transfers of outstanding Unit Certificates, upon surrender of the Unit Certificates to the Unit Agent at its corporate trust office for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Unit Agent.  No service charge shall be made for any exchange or registration of transfer of Unit Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.  Whenever any Unit Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Unit Agent shall manually countersign and deliver to the person or persons entitled thereto a Unit Certificate or Unit Certificates duly authorized and executed by the Company, as so requested.  The Unit Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Unit Certificate evidencing a Unit for a fraction of a Unit Security.  All Unit Certificates issued upon any exchange or registration of transfer of Unit Certificates shall be the valid obligations of the Company, evidencing the same obligations and entitled to the same benefits under this Agreement as the Unit Certificate surrendered for such exchange or registration of transfer.

3.2           Treatment of Holders of Unit Certificates.  The Company, the Unit Agent and all other persons may treat the registered holder of a Unit Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Units evidenced thereby, any notice to the contrary notwithstanding.

3.3           Cancellation of Unit Certificates.  Any Unit Certificate surrendered for exchange, registration of transfer or exercise of the Unit evidenced thereby shall, if surrendered to the Company, be delivered to the Unit Agent and all Unit Certificates surrendered or so delivered to the Unit Agent shall be promptly canceled by the Unit Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Unit Certificate shall be issued hereunder in exchange therefor or in lieu thereof.  The Unit Agent shall deliver to the Company from time to time or otherwise dispose of canceled Unit Certificates in a manner satisfactory to the Company.

ARTICLE 4
CONCERNING THE UNIT AGENT

4.1           Unit Agent.  The Company hereby appoints __________ as Unit Agent of the Company in respect of the Units and the Unit Certificates upon the terms and subject to the conditions herein set forth, and __________ hereby accepts such appointment.  The Unit Agent shall have the powers and authority granted to and conferred upon it in the Unit Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it.  All of the terms and provisions with respect to such powers and authority contained in the Unit Certificates are subject to and governed by the terms and provisions hereof.

4.2           Conditions of Unit Agent’s Obligations.  The Unit Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Unit Certificates shall be subject:

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(a)          Compensation and Indemnification.  The Company agrees promptly to pay the Unit Agent the compensation to be agreed upon with the Company for all services rendered by the Unit Agent and to reimburse the Unit Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred without negligence, bad faith or willful misconduct by the Unit Agent in connection with the services rendered hereunder by the Unit Agent.  The Company also agrees to indemnify the Unit Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Unit Agent, arising out of or in connection with its acting as Unit Agent hereunder, including the reasonable costs and expenses of defending against any claim of such liability.

(b)          Agent for the Company.  In acting under this Unit Agreement and in connection with the Unit Certificates, the Unit Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Unit Certificates or beneficial owners of Units.

(c)          Counsel.  The Unit Agent may consult with counsel satisfactory to it, which may include counsel for the Company or internal counsel to the Unit Agent, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(d)          Documents.  The Unit Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Unit Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e)          Certain Transactions.  The Unit Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Units, with the same rights that it or they would have if it were not the Unit Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Unit Securities or other obligations of the Company as freely as if it were not the Unit Agent hereunder.  Nothing in this Unit Agreement shall be deemed to prevent the Unit Agent from acting as trustee under any indenture to which the Company is a party.

(f)          No Liability for Interest.  Unless otherwise agreed with the Company, the Unit Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Unit Certificates.

(g)          No Liability for Invalidity.  The Unit Agent shall have no liability with respect to any invalidity of this Agreement or any of the Unit Certificates (except as to the Unit Agent’s countersignature thereon).

(h)          No Responsibility for Representations.  The Unit Agent shall not be responsible for any of the recitals or representations herein or in the Unit Certificates (except as to the Unit Agent’s countersignature thereon), all of which are made solely by the Company.

(i)          No Implied Obligations.  The Unit Agent shall be obligated to perform only such duties as are herein and in the Unit Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Unit Certificates against the Unit Agent.  The Unit Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.  The Unit Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Unit Certificates authenticated by the Unit Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Unit Certificates.  The Unit Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Unit Certificates or in the case of the receipt of any written demand from a holder of a Unit Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 5.2 hereof, to make any demand upon the Company.

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4.3         Resignation, Removal and Appointment of Successors.

(a)          The Company agrees, for the benefit of the holders from time to time of the Unit Certificates, that there shall at all times be a Unit Agent hereunder until all the Units have been exercised or are no longer exercisable.

(b)          The Unit Agent may at any time resign as agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees.  The Unit Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the intended date when it shall become effective.  Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Unit Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Unit Agent.  The obligation of the Company under Section 4.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Unit Agent.

(c)          In case at any time the Unit Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Unit Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Unit Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Unit Agent or of its property or affairs, or any public officer shall take charge or control of the Unit Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Unit Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Unit Agent.  Upon the appointment as aforesaid of a successor Unit Agent and acceptance by the successor Unit Agent of such appointment, the Unit Agent shall cease to be Unit Agent hereunder.

(d)          Any successor Unit Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Unit Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Unit Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Unit Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Unit Agent hereunder.

(e)          Any corporation into which the Unit Agent hereunder may be merged or converted or any corporation with which the Unit Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Unit Agent shall be a party, or any corporation to which the Unit Agent shall sell or otherwise transfer all or substantially all the assets and business of the Unit Agent, provided that it shall be qualified as aforesaid, shall be the successor Unit Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE 5
MISCELLANEOUS

5.1         Amendment.  This Agreement may be amended by the parties hereto, without the consent of the holder of any Unit Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Unit Agent may deem necessary or desirable; provided that such action shall not materially adversely affect the interests of the holders of the Unit Certificates.

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5.2           Notices and Demands to the Company and Unit Agent.  If the Unit Agent shall receive any notice or demand addressed to the Company by the holder of a Unit Certificate pursuant to the provisions of the Unit Certificates, the Unit Agent shall promptly forward such notice or demand to the Company.

5.3           Addresses.  Any communication from the Company to the Unit Agent with respect to this Agreement shall be addressed to [●], Attention: [●] and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Crossroads Systems, Inc., 11000 North Mo-Pac Expressway, Austin, TX 78759, Attention: [●], with a copy (which shall not constitute notice) to Andrews Kurth LLP, 111 Congress Avenue, Suite 1700, Austin, TX 78701, Attention J. Matthew Lyons.  Each of the Unit Agent and the Company may specify another address in writing.

5.4           Governing Law.  This Agreement and each Unit Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York.

5.5           Obtaining of Governmental Approvals.  The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities act filings under United States Federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer, and the issuance, sale, transfer and delivery of the Units.

5.6           Persons Having Rights under Unit Agreement.  Nothing in this Agreement shall give to any person other than the Company, the Unit Agent and the holders of the Unit Certificates any right, remedy or claim under or by reason of this Agreement.

5.7           Headings.  The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

5.8           Counterparts.  This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

5.9           Inspection of Agreement.  A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Unit Agent for inspection by the holder of any Unit Certificate.  The Unit Agent may require such holder to submit his or her Unit Certificate for inspection by it.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

Crossroads Systems, Inc., as Company

By:
Name:
Title:
ATTEST:

COUNTERSIGNED

__________, as Warrant Agent

By:
Name:
Title:
ATTEST:

[SIGNATURE PAGE TO CROSSROADS SYSTEMS, INC. FORM OF UNIT AGREEMENT]

EXHIBIT A

FORM OF UNIT CERTIFICATE

[FACE OF UNIT CERTIFICATE]

CROSSROADS SYSTEMS, INC.
UNITS CONSISTING OF ________ [TITLE OF UNIT SECURITY] AND

____________ [TITLE OF UNIT SECURITY]

No. ______	__________ Units

This certifies that __________ or registered assigns is the registered owner of the above indicated number of Units, each Unit consisting of _______ [Title of Unit Securities] and ________ [Title of Unit Securities] (the “Unit Securities”), of Crossroads Systems, Inc. (the “Company”).  The Unit Securities will not be separately transferable until the Separation Date as defined in the Unit Agreement (as hereinafter defined).  [If the Unit Securities include warrants - The terms of the Warrants are governed by a Warrant Agreement, dated as of                   , 20__, between the Company and [Warrant Agent], as Warrant Agent (the “Warrant Agreement”), and are subject to the terms and provisions contained therein.]

The term “Holder” as used herein shall mean the person in whose name at the time this Unit Certificate shall be registered upon the books to be maintained by the Unit Agent for that purpose pursuant to Section 3 of the Unit Agreement.

This Unit Certificate is issued under and in accordance with the Unit Agreement dated as of                       , 20__ (the “Unit Agreement”), between the Company and the Unit Agent and is subject to the terms and provisions contained in the Unit Agreement, to all of which terms and provisions the Holder of this Unit Certificate consents by acceptance hereof.  Copies of the Unit Agreement are on file at the above-mentioned office of the Unit Agent.

Transfer of this Unit Certificate may be registered when this Unit Certificate is surrendered at the corporate trust office of the Unit Agent by the registered owner or such owner’s assigns, in the manner and subject to the limitations provided in the Unit Agreement.

After countersignature by the Unit Agent and prior to the separation of the Unit Securities, this Unit Certificate may be exchanged at the corporate trust office of the Unit Agent for Unit Certificates representing Units for the same aggregate number of Units.

This Unit Certificate shall not be valid or obligatory for any purpose until countersigned by the Unit Agent.

A-1

IN WITNESS WHEREOF, the Company has caused this Unit to be executed in its name and on its behalf by the facsimile signatures of its duly authorized officers.

Dated:

Crossroads Systems, Inc., as Company

By:
Name:
Title:

ATTEST:

COUNTERSIGNED

__________, as Warrant Agent

By:
Name:
Title:

ATTEST:

THE [TITLE OF UNIT SECURITIES] EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE “UNITS”), EACH OF WHICH CONSIST OF ________ [TITLE OF UNIT SECURITIES] AND ________ [TITLE OF UNIT SECURITIES].

PRIOR TO THE EARLIEST OF (I) [●] DAYS AFTER THE CLOSING OF THE COMPANY’S OFFERING OF THE UNITS AND (II)] SUCH DATE AS [NAME OF UNDERWRITER IN OFFERING] IN ITS SOLE DISCRETION SHALL DETERMINE, THE [TITLE OF UNIT SECURITIES] EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, [TITLE OF UNIT SECURITIES].

A-2

ASSIGNMENT

[Form of assignment to be executed if Unit Holder desires to transfer Unit]

FOR VALUE RECEIVED, ______________ hereby sells, assigns and transfers unto:

(Please print name and address including zip code)	Please print Social Security or other identifying number

_________ Units represented by the within Certificate and appoints attorney to transfer said Units on the books of the Unit Agent with full power of substitution in the premises.

Dated:	Name:
Signature

(Signature must conform in all respects to name of holder as specified on the face of the Unit)

Signature
Guaranteed:

Signature